RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR

                           RFMSI SERIES 2003-S19 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-S19

               $ 1,881,575     0.00%     CLASS A-P CERTIFICATES
             -------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated October 27, 2003
                                       to
                         Prospectus dated July 24, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated October 27, 2003.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 68.81% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:



                                                  CREDIT SCORE DISTRIBUTION

                                  NUMBER OF                         PERCENTAGE OF          AVERAGE         WEIGHTED AVERAGE
                                  MORTGAGE         PRINCIPAL          MORTGAGE            PRINCIPAL          LOAN-TO-VALUE
    CREDIT SCORE RANGE              LOANS           BALANCE            LOANS               BALANCE               RATIO
---------------------------       ---------      ------------       -------------      ------------        ----------------
499 or less................           1          $    380,667            0.11%         $   380,667              80.00%
520 - 539..................           1               108,654            0.03              108,654              80.00
540 - 559..................           2               500,188            0.15              250,094              68.06
560 - 579..................           2               772,844            0.23              386,422              56.83
580 - 599..................           3               879,658            0.26              293,219              64.11
600 - 619..................           7             2,899,005            0.87              414,144              64.03
620 - 639..................          12             4,461,017            1.34              371,751              69.60
640 - 659..................          14             4,837,403            1.45              345,529              70.78
660 - 679..................          44            18,268,796            5.49              415,200              66.77
680 - 699..................          48            19,968,666            6.00              416,014              62.74
700 - 719..................          65            26,684,538            8.01              410,531              64.62
720 - 739..................          67            29,012,711            8.71              433,026              67.44
740 - 759..................          87            36,020,311           10.82              414,027              64.32
760 - 779..................         132            55,179,796           16.57              418,029              68.29
780 - 799..................         165            70,187,141           21.08              425,377              62.96
800 or greater.............         146            62,217,061           18.68              426,144              63.07
Subtotal with Credit Score.         796          $332,378,455           99.81%         $   417,561              64.97%
Not Available..............           1               622,009            0.19              622,009              52.00
                                  ---------      ------------       -------------      ------------        ----------------
       Total...............         797          $333,000,463          100.00%         $   417,817              64.94%
                                  =========      ============       =============      ============        ================


Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

As of March 1, 2005, the weighted average credit score of the mortgage loans was approximately 754.

For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                                                           MORTGAGE RATES

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                              MORTGAGE        PRINCIPAL       OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
    MORTGAGE RATES (%)         LOANS           BALANCE           LOANS            BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
5.000 - 5.124..............       1          $    521,732          0.16%        $    521,732        776          80.00%
5.125 - 5.249..............       1               460,568          0.14              460,568        778          76.00
5.250 - 5.374..............      19             8,166,494          2.45              429,815        765          62.66
5.375 - 5.499..............      82            36,173,093         10.86              441,135        761          65.45
5.500 - 5.624..............     121            53,001,723         15.92              438,031        770          65.87
5.625 - 5.749..............     167            71,466,210         21.46              427,941        758          62.61
5.750 - 5.874..............      99            40,952,624         12.30              413,663        748          64.28
5.875 - 5.999..............     124            52,175,665         15.67              420,771        751          65.67
6.000 - 6.124..............      61            24,063,296          7.23              394,480        743          65.81
6.125 - 6.249..............      29            13,838,788          4.16              477,200        750          62.74
6.250 - 6.374..............      37            14,319,702          4.30              387,019        732          66.84
6.375 - 6.499..............      21             8,586,839          2.58              408,897        740          70.19
6.500 - 6.624..............      15             5,566,632          1.67              371,109        732          70.16
6.625 - 6.749..............       6             1,659,222          0.50              276,537        752          64.25
6.750 - 6.874..............       3               556,627          0.17              185,542        755          57.34
6.875 - 6.999..............       4               650,287          0.20              162,572        740          67.99
7.000 - 7.124..............       2               252,099          0.08              126,050        613          70.85
7.125 - 7.249..............       2               402,908          0.12              201,454        635          75.00
7.250 - 7.374..............       1               132,105          0.04              132,105        781          64.00
7.375 - 7.449..............       1                24,342          0.01               24,342        665          74.00
7.750 - 7.874..............       1                29,508          0.01               29,508        681          70.00
                             ----------      ------------     ------------      ------------   -------------  -------------
       Total...............     797          $333,000,463        100.00%        $    417,817        754          64.94%
                             ==========      ============     ============      ============   =============  =============


As of March 1, 2005, the weighted average mortgage rate was approximately 5.7436% per annum.




                                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
  ORIGINAL MORTGAGE LOAN       MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
       BALANCE ($)              LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
100,000 or less............       15         $  1,006,549          0.30%        $     67,103        694           61.68%
100,001 to 200,000.........       34            4,923,342          1.48              144,804        710           61.62
200,001 to 300,000.........       31            7,605,650          2.28              245,344        755           58.50
300,001 to 400,000.........      298          106,636,397         32.02              357,840        759           67.53
400,001 to 500,000.........      244          106,545,653         32.00              436,663        756           65.41
500,001 to 600,000.........       94           49,828,715         14.96              530,093        752           65.51
600,001 to 700,000.........       53           33,013,470          9.91              622,896        752           62.41
700,001 to 800,000.........        8            5,859,109          1.76              732,389        736           60.30
800,001 to 900,000.........       12           10,017,670          3.01              834,806        734           58.80
900,001 to 1,000,000.......        8            7,563,909          2.27              945,489        766           50.04
                             ----------      ------------     ------------      ------------   -------------  -------------
       Total...............      797         $333,000,463        100.00%        $    417,817        754           64.94%
                             ==========      ============     ============      ============   =============  =============


                                                         ORIGINAL LTV RATIOS

                                  NUMBER OF                         PERCENTAGE OF          AVERAGE         WEIGHTED AVERAGE
                                  MORTGAGE         PRINCIPAL          MORTGAGE            PRINCIPAL          LOAN-TO-VALUE
  ORIGINAL LTV RATIO (%)            LOANS           BALANCE            LOANS               BALANCE               RATIO
---------------------------       ---------      ------------       -------------      ------------        ----------------
00.01 - 50.00..............         126          $ 52,447,084          15.75%         $  416,247                 758
50.01 - 55.00..............          47            18,485,722           5.55             393,313                 765
55.01 - 60.00..............          93            40,383,655          12.13             434,233                 754
60.01 - 65.00..............          86            36,768,086          11.04             427,536                 758
65.01 - 70.00..............         112            49,318,875          14.81             440,347                 748
70.01 - 75.00..............         122            51,713,189          15.53             423,879                 753
75.01 - 80.00..............         195            79,244,542          23.80             406,382                 754
80.01 - 85.00..............           2               552,354           0.17             276,177                 769
85.01 - 90.00..............          11             3,228,115           0.97             293,465                 718
90.01 - 95.00..............           3               858,841           0.26             286,280                 744
                                  ---------      ------------       -------------      ------------        ----------------
       Total...............         797          $333,000,463         100.00%         $  417,817                 754
                                  =========      ============       =============      ============        ================


The weighted average LTV ratio at origination of the mortgage loans was approximately 64.94%.


                                           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
          STATE                 LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Alabama....................       3          $    564,489          0.17%        $    188,163        704           71.29%
Arkansas...................       3             1,287,491          0.39              429,164        748           82.01
Arizona....................      14             6,385,944          1.92              456,139        764           64.75
California.................     321           134,756,585         40.47              419,802        766           62.26
Colorado...................      32            13,496,492          4.05              421,765        769           68.04
Connecticut................      19             7,648,679          2.30              402,562        753           62.87
District of Columbia.......       5             2,237,471          0.67              447,494        654           66.95
Florida....................      12             4,404,915          1.32              367,076        708           67.10
Georgia....................      13             7,410,866          2.23              570,067        750           67.44
Hawaii.....................       6             4,022,754          1.21              670,459        752           71.14
Iowa.......................       3             1,705,426          0.51              568,475        780           66.97
Idaho......................       2             1,389,490          0.42              694,745        722           55.67
Illinois...................      28            12,754,293          3.83              455,510        746           65.44
Indiana....................       7             2,199,253          0.66              314,179        733           73.61
Kansas.....................       9             3,850,554          1.16              427,839        761           71.65
Kentucky...................       3               970,069          0.29              323,356        702           80.00
Louisiana..................       2               427,018          0.13              213,509        713           87.41
Massachusetts..............      30            13,531,798          4.06              451,060        744           58.35
Maryland...................      15             6,547,961          1.97              436,531        726           63.15
Maine......................       2               748,752          0.22              374,376        786           77.98
Michigan...................      10             3,150,423          0.95              315,042        744           69.67
Minnesota..................      15             6,105,417          1.83              407,028        742           72.70
Missouri...................       5             2,033,959          0.61              406,792        743           74.33
Mississippi................       4             1,589,874          0.48              397,468        764           77.80
North Carolina.............       6             2,398,610          0.72              399,768        758           71.67
Nebraska...................       2               833,807          0.25              416,903        760           78.56
New Hampshire..............       3               631,783          0.19              210,594        735           75.78
New Jersey.................      37            15,424,195          4.63              416,870        753           62.34
New Mexico.................       2               862,090          0.26              431,045        732           65.06
Nevada.....................       4             1,730,570          0.52              432,643        707           75.69
New York...................      25             9,162,957          2.75              366,518        749           57.29
Ohio.......................       4             1,625,266          0.49              406,317        702           68.68
Oklahoma...................       4             1,139,239          0.34              284,810        729           81.12
Oregon.....................       6             2,614,017          0.78              435,670        772           57.84
Pennsylvania...............       8             3,240,044          0.97              405,005        739           65.04
Rhode Island...............       2               808,690          0.24              404,345        789           60.12
South Carolina.............       3             1,322,047          0.40              440,682        701           79.74
Tennessee..................       1               594,517          0.18              594,517        743           66.00
Texas......................      29            11,905,742          3.58              410,543        739           68.18
Utah.......................       6             2,276,436          0.68              379,406        784           73.20
Virginia...................      45            18,055,758          5.42              401,239        749           67.07
Vermont....................       6             1,808,275          0.54              301,379        755           72.05
Washington.................      35            14,952,367          4.49              427,210        739           72.06
Wisconsin..................       3             1,338,116          0.40              446,039        735           64.17
West Virginia..............       1               380,540          0.11              380,540        794           72.00
Wyoming....................       2               675,420          0.20              337,710        806           58.74
                             ----------      ------------     ------------      ------------   -------------  -------------
       Total...............     797          $333,000,463        100.00%        $    417,817        754           64.94%
                             ==========      ============     ============      ============   =============  =============


         No more than 0.9% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Virginia and no more than 0.8% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Virginia.


                                                 LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
     LOAN PURPOSE               LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Purchase...................      153         $ 67,491,116         20.27%        $    441,118        751           73.54%
Rate/Term Refinance........      521          218,798,971         65.71              419,960        757           62.99
Equity Refinance...........      123           46,710,377         14.03              379,759        749           61.65
                             ----------      ------------     ------------      ------------   -------------  -------------
       Total...............      797         $333,000,463        100.00%        $    417,817        754           64.94%
                             ==========      ============     ============      ============   =============  =============



                                   MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
    DOCUMENTATION TYPE          LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Full Documentation.........      668         $283,350,314        85.09%         $    424,177        757          66.19%
Reduced Documentation......      129           49,650,149        14.91               384,885        739          57.81
                             ----------      ------------     ------------      ------------   -------------  -------------
       Total...............      797         $333,000,463       100.00%         $    417,817        754          64.94%
                             ==========      ============     ============      ============   =============  =============


         No more than 38.3% of such reduced loan documentation mortgage loans were secured by mortgaged properties located in California.

         Approximately 11.9% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.



                                                OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
       OCCUPANCY TYPE           LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Primary Residence..........      784         $326,500,816         98.05%        $    416,455        754           65.03%
Second/Vacation............       13            6,499,648          1.95              499,973        748           60.69
                             ----------      ------------     ------------      ------------   -------------  -------------
       Total...............      797         $333,000,463        100.00%        $    417,817        754           64.94%
                             ==========      ============     ============      ============   =============  =============


                                                      MORTGAGED PROPERTY TYPES

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
       PROPERTY TYPE            LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
Single-family detached.....      597         $250,773,881         75.31%        $    420,057        755           64.25%
Planned Unit Developments
    (detached).............      161           67,797,401         20.36              421,102        751           67.27
Condo Low-Rise (less than
    5 stories).............       17            6,181,182          1.86              363,599        763           63.58
Planned Unit Developments
    (attached).............       11            4,220,333          1.27              383,667        750           71.35
Two-to-four family units...        3            1,426,060          0.43              475,353        739           71.47
Condo High-Rise
    (9 stories or more)....        3            1,268,898          0.38              422,966        709           58.85
Townhouse..................        4              952,478          0.29              238,120        751           55.01
Condo Mid-Rise (5 to 8
    stories).                      1              380,229          0.11              380,229        763           75.00
                             ----------      ------------     ------------      ------------   -------------  -------------
       Total...............      797         $ 33,000,463        100.00%        $    417,817        754           64.94%
                             ==========      ============     ============      ============   =============  =============



                                            NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                                 WEIGHTED
                              NUMBER OF                        PERCENTAGE         AVERAGE        WEIGHTED        AVERAGE
                               MORTGAGE        PRINCIPAL      OF MORTGAGE        PRINCIPAL       AVERAGE      LOAN-TO-VALUE
   NET MORTGAGE RATE (%)        LOANS           BALANCE           LOANS           BALANCE      CREDIT SCORE        RATIO
---------------------------  ----------      ------------     ------------      ------------   -------------  -------------
4.720......................        1         $    521,732          0.16%        $    521,732        776          80.00%
4.845......................        1              460,568          0.14              460,568        778          76.00
4.970......................       19            8,166,494          2.45              429,815        765          62.66
5.095......................       82           36,173,093         10.86              441,135        761          65.45
5.220......................      121           53,001,723         15.92              438,031        770          65.87
                             ----------      ------------     ------------      ------------   -------------  -------------
       Total...............      224         $ 98,323,609         29.53%        $    438,945        766          65.57%
                             ==========      ============     ============      ============   =============  =============

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 1.926882504%.

                                                                 8
         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                                 PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                         FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                            ------------------------------------------------
                                                             0%       100%       250%       400%        500%
                                                            ----      ----       ----       ----        ----
DISTRIBUTION DATE
April 2005.............................................     100%       100%      100%       100%        100%
April 2006.............................................      98         93        82         76          71
April 2007.............................................      97         86        66         57          49
April 2008.............................................      95         79        53         42          33
April 2009.............................................      93         73        43         32          23
April 2010.............................................      91         67        34         24          16
April 2011.............................................      89         62        27         18          11
April 2012.............................................      87         57        22         13           7
April 2013.............................................      85         52        18         10           5
April 2014.............................................      82         47        14          7           3
April 2015.............................................      80         43        11          5           2
April 2016.............................................      77         39         9          4           2
April 2017.............................................      74         35         7          3           1
April 2018.............................................      71         32         5          2           1
April 2019.............................................      68         29         4          1           *
April 2020.............................................      65         26         3          1           *
April 2021.............................................      61         23         3          1           *
April 2022.............................................      58         20         2          1           *
April 2023.............................................      54         18         2          *           *
April 2024.............................................      49         15         1          *           *
April 2025.............................................      45         13         1          *           *
April 2026.............................................      40         11         1          *           *
April 2027.............................................      36          9         *          *           *
April 2028.............................................      30          7         *          *           *
April 2029.............................................      25          6         *          *           *
April 2030.............................................      19          4         *          *           *
April 2031.............................................      13          3         *          *           *
April 2032.............................................       7          1         *          *           *
April 2033.............................................       0          0         0          0           0
Weighted Average Life in Years** (to Maturity).........     17.5      10.0        4.6        3.5         2.8

----------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o    the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS

                                         DISCOUNT MORTGAGE     NON-DISCOUNT
      ASSUMED PURCHASE PRICE                  LOANS           MORTGAGE LOANS
---------------------------------------  -----------------    ----------------
Aggregate principal balance ...........    $98,687,824.53      $237,327,999.82
Weighted average mortgage rate ........      5.4290811631%              5.8773%
Weighted average servicing fee rate....      0.2800000000%              0.3300%
Weighted   average   original   term
to  maturity (months) .................               359                  359
Weighted average remaining term
to maturity (months) ..................               336                  338

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Interest Only Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

ASSUMED PURCHASE PRICE           0%     100%    250%    400%     500%
------------------------------ ------  ------  ------  ------   ------
$1,385,719....................  1.9%    3.5%    8.0%    10.7%    13.6%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "300% PSA" assumes prepayment rates equal to 300% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.



                                               JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                  AT DECEMBER 31, 1999               AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......    159,458       $ 41,799,848        156,842        $41,837,077        142,330    $38,092,093
Period of Delinquency
  30 to 59 days............      2,081            485,414          2,147            488,965          1,968        469,058
  60 to 89 days............        297             66,720            336             72,625            327         75,698
  90 days or more..........        301             69,148            307             68,860            333         76,136
Foreclosures Pending.......        419            100,940            340             81,219            350         91,964
Total Delinquent Loans.....      3,098       $    722,221          3,130           $711,669          2,978       $712,856
Percent of Loan
    Portfolio..............      1.943%             1.728%         1.996%             1.701%         2.092%         1.871%



                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003             AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......    104,754       $ 29,652,506         61,336        $19,562,648         51,674    $17,633,235
Period of Delinquency
  30 to 59 days............      1,391            350,118            813            202,438            354        101,882
  60 to 89 days............        256             59,355            180             37,722             80         18,514
  90 days or more..........        277             67,047            229             51,671             99         22,840
Foreclosures Pending.......        333             80,326            243             58,402            139         31,349
Total Delinquent Loans.....      2,257       $    556,846          1,465           $350,233            672       $174,585
Percent of Loan
    Portfolio..............      2.155%             1.878%         2.388%             1.790%         1.300%         0.990%


----------
*    The tables relate to the mortgage loans referred to above.
* The Period of Delinquency which is "90 days or more" does not include foreclosures pending.



                                    JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                   AT DECEMBER 31, 1999             AT DECEMBER 31, 2000            AT DECEMBER 31, 2001
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......    31,572        $  5,733,023        29,442         $ 5,424,670        26,174     $4,923,160
Period of Delinquency
  30 to 59 days............       476              87,173           481              80,450           436         72,245
  60 to 89 days............        72              13,317            85              14,464            71         13,138
  90 days or more..........        68              14,146            57              12,443            64         12,292
Foreclosures Pending.......       113              23,846            87              17,435            79         22,361
Total Delinquent Loans.....       729        $    138,482           710         $   124,791           650       $120,036
Percent of Loan
    Portfolio..............     2.309%              2.416%        2.412%              2.300%        2.483%         2.438%


                                AT DECEMBER 31, 2002                AT DECEMBER 31, 2003              AT DECEMBER 31, 2004
                             ----------------------------------------------------------------------------------------------
                                 BY NO.        BY DOLLAR           BY NO.        BY DOLLAR          BY NO.     BY DOLLAR
                                   OF           AMOUNT              OF            AMOUNT              OF        AMOUNT
                                 LOANS         OF LOANS           LOANS          OF LOANS           LOANS      OF LOANS
                             ----------------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio.......    20,813        $  4,388,764       15,134          $ 3,902,833        12,980     $3,701,651
Period of Delinquency
  30 to 59 days............       303              56,489          221               45,326            80         18,542
  60 to 89 days............        62              12,354           38                7,098            21          4,011
  90 days or more..........        66              16,163           55                9,585            15          2,980
Foreclosures Pending.......        68              14,099           53               11,232            26          5,253
Total Delinquent Loans.....       499        $     99,105          367          $    73,241           142        $30,786
Percent of Loan
    Portfolio..............     2.398%              2.258%       2.425%               1.877%        1.094%         0.832%

----------
*    The tables relate to the mortgage loans referred to above.
* The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.


                                           JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                    AT OR FOR THE       AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED           YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                 -------------------  -------------------   -------------------
                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio.........       $41,799,848          $ 41,837,077          $38,092,093
Average Portfolio Balance....       $41,744,291          $ 41,712,987          $40,578,437
Foreclosed Loans.............           $36,732               $18,166              $11,865
Liquidated Foreclosed Loans..           $40,097               $57,997              $35,574
Foreclosed Loans Ratio.......             0.088%                0.043%                0.031%
Gross Loss...................            $6,022               $16,608               $9,085
Gross Loss Ratio.............             0.014%                0.040%                0.022%
Covered Loss.................            $3,549                $6,438               $5,451
Net Loss.....................            $2,473               $10,170               $3,633
Net Loss Ratio...............             0.006%                0.024%                0.009%
Excess Recovery..............              $333                   $39                   $5


                                    AT OR FOR THE       AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED           YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 2002    DECEMBER 31, 2003     DECEMBER 31, 2004
                                 -------------------  -------------------   -------------------
                                                    (Dollar Amounts in Thousands)

Total Loan Portfolio.........       $29,652,506           $19,562,648           $17,633,235
Average Portfolio Balance....       $34,185,451           $23,080,737           $17,999,485
Foreclosed Loans.............           $13,924                $9,435                $2,109
Liquidated Foreclosed Loans..           $30,193               $28,302               $16,609
Foreclosed Loans Ratio.......             0.047%                0.048%                0.012%
Gross Loss...................            $5,871                $5,331                $2,922
Gross Loss Ratio.............             0.017%                0.023%                0.016%
Covered Loss.................            $3,056                $4,219                $1,648
Net Loss.....................            $2,816                $1,112                $1,274
Net Loss Ratio...............             0.008%                0.005%                0.007%
Excess Recovery..............              $108                   $18                   $68


                                    JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                    AT OR FOR THE       AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED           YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                 -------------------  -------------------   -------------------
                                                    (Dollar Amounts in Thousands)
Total Loan Portfolio.........       $ 5,733,023           $ 5,424,670           $ 4,923,160
Average Portfolio Balance....       $ 6,483,857           $ 5,497,288           $ 5,208,164
Foreclosed Loans.............            $7,705                $2,749                  $841
Liquidated Foreclosed Loans..            $7,487               $10,220                $5,253
Foreclosed Loans Ratio.......             0.134%                0.051%                0.017%
Gross Loss...................            $1,142                $4,343                $1,657
Gross Loss Ratio.............             0.018%                0.079%                0.032%
Covered Loss.................              $561                  $895                $1,202
Net Loss.....................              $581                $3,449                  $456
Net Loss Ratio...............             0.009%                0.063%                0.009%
Excess Recovery..............              $148                   $25                    $0


                                   AT OR FOR THE       AT OR FOR THE         AT OR FOR THE
                                    YEAR ENDED           YEAR ENDED            YEAR ENDED
                                 DECEMBER 31, 2002    DECEMBER 31, 2003     DECEMBER 31, 2004
                                -------------------  -------------------   -------------------
                                                    (Dollar Amounts in Thousands)

Total Loan Portfolio.........       $4,388,764           $  3,902,833           $ 3,701,651
Average Portfolio Balance....       $4,572,334           $  4,082,685           $ 3,702,764
Foreclosed Loans.............           $3,323                 $2,051                  $798
Liquidated Foreclosed Loans..           $3,685                 $5,319                $2,680
Foreclosed Loans Ratio.......            0.076%                 0.053%                0.022%
Gross Loss...................           $1,047                 $1,473                  $581
Gross Loss Ratio.............            0.023%                 0.036%                0.016%
Covered Loss.................             $462                   $884                  $227
Net Loss.....................             $585                   $589                  $353
Net Loss Ratio...............            0.013%                 0.014%                0.010%
Excess Recovery..............               $0                     $0                   $15

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:05:19                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S19(POOL #  4751)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4751
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XCF8   100,356,000.00  97,233,920.82     4.000000  %  1,145,342.81
A-2     76111XCG6    80,467,000.00  73,083,729.89     0.000000  %    944,205.86
A-3     76111XCH4     4,564,000.00   4,564,000.00     4.875000  %          0.00
A-4     76111XCJ0    25,272,000.00  25,272,000.00     5.250000  %          0.00
A-5     76111XCK7    47,906,000.00  36,608,436.65     5.250000  %    615,808.60
A-6     76111XCL5    20,704,000.00           0.00     6.000000  %          0.00
A-7     76111XCM3    62,683,000.00  48,703,183.75     6.000000  %  2,058,243.84
A-8     76111XCN1    22,178,000.00  14,802,262.67     0.000000  %    391,205.83
A-9     76111XCP6    34,676,000.00  34,676,000.00     5.250000  %          0.00
A-10    76111XCQ4       186,000.00     182,515.20     5.250000  %        211.30
A-11    76111XCR2             0.00           0.00     0.000000  %          0.00
A-12    76111XCS0     1,000,000.00   1,000,000.00     5.250000  %          0.00
A-P     76111XCT8     2,100,265.65   1,939,919.90     0.000000  %     19,939.95
A-V     76111XCU5             0.00           0.00     0.213567  %          0.00
R-I     76111XCV3           100.00           0.00     5.250000  %          0.00
R-II    76111XCW1           100.00           0.00     5.250000  %          0.00
M-1     76111XCX9     5,565,300.00   5,461,031.28     5.250000  %      6,322.14
M-2     76111XCY7     1,648,800.00   1,617,908.90     5.250000  %      1,873.03
M-3     76111XCZ4     1,236,600.00   1,213,431.67     5.250000  %      1,404.77
B-1     76111XDA8       412,200.00     404,477.22     5.250000  %        468.25
B-2     76111XDB6       618,200.00     606,617.71     5.250000  %        702.27
B-3     76111XDC4       618,384.42     606,798.67     5.250000  %        702.48

-------------------------------------------------------------------------------
                  412,191,950.07   347,976,234.33                  5,186,431.13
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       324,113.07  1,469,455.88            0.00       0.00     96,088,578.01
A-2       177,684.82  1,121,890.68            0.00       0.00     72,139,524.03
A-3        18,541.25     18,541.25            0.00       0.00      4,564,000.00
A-4       110,565.00    110,565.00            0.00       0.00     25,272,000.00
A-5       160,161.91    775,970.51            0.00       0.00     35,992,628.05
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00  2,058,243.84      243,515.92       0.00     46,888,455.83
A-8             0.00    391,205.83            0.00       0.00     14,411,056.84
A-9       151,707.50    151,707.50            0.00       0.00     34,676,000.00
A-10          798.50      1,009.80            0.00       0.00        182,303.90
A-11      279,088.49    279,088.49            0.00       0.00              0.00
A-12        4,375.00      4,375.00            0.00       0.00      1,000,000.00
A-P             0.00     19,939.95            0.00       0.00      1,919,979.95
A-V        61,930.20     61,930.20            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        23,892.01     30,214.15            0.00       0.00      5,454,709.14
M-2         7,078.35      8,951.38            0.00       0.00      1,616,035.87
M-3         5,308.76      6,713.53            0.00       0.00      1,212,026.90
B-1         1,769.59      2,237.84            0.00       0.00        404,008.97
B-2         2,653.95      3,356.22            0.00       0.00        605,915.44
B-3         2,654.74      3,357.22            0.00       0.00        606,096.19

-------------------------------------------------------------------------------
        1,332,323.14  6,518,754.27      243,515.92       0.00    343,033,319.12
===============================================================================





































Run:        04/26/05     10:05:19
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S19(POOL #  4751)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4751
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     968.889960   11.412799     3.229633    14.642432   0.000000  957.477161
A-2     908.244745   11.734076     2.208170    13.942246   0.000000  896.510669
A-3    1000.000000    0.000000     4.062500     4.062500   0.000000 1000.000000
A-4    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-5     764.172267   12.854519     3.343254    16.197773   0.000000  751.317748
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7     776.975954   32.835758     0.000000    32.835758   3.884880  748.025076
A-8     667.430006   17.639365     0.000000    17.639365   0.000000  649.790641
A-9    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-10    981.264467    1.135968     4.293011     5.428979   0.000000  980.128499
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12   1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-P     923.654539    9.494013     0.000000     9.494013   0.000000  914.160526
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     981.264492    1.135993     4.293032     5.429025   0.000000  980.128499
M-2     981.264495    1.135996     4.293031     5.429027   0.000000  980.128499
M-3     981.264493    1.135994     4.293029     5.429023   0.000000  980.128499
B-1     981.264501    1.136002     4.293037     5.429039   0.000000  980.128499
B-2     981.264491    1.135992     4.293028     5.429020   0.000000  980.128499
B-3     981.264491    1.135992     4.293025     5.429017   0.000000  980.128499

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:05:19                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S19 (POOL #  4751)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4751
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       72,423.01
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    15,630.42

SUBSERVICER ADVANCES THIS MONTH                                       11,037.02
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     4   1,884,980.20

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     343,033,319.12

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          819

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,539,898.20

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.13606200 %     2.39638700 %    0.46494370 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.09809300 %     2.41456775 %    0.47374890 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            3,573,625.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,573,625.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.74767738
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              340.20

POOL TRADING FACTOR:                                                83.22174149

Run:        04/26/05     11:15:33                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S19(POOL #  4751)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4751
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XCF8   100,356,000.00  96,088,578.01     4.000000  %  1,196,702.55
A-2     76111XCG6    80,467,000.00  72,139,524.03     0.000000  %    967,654.68
A-3     76111XCH4     4,564,000.00   4,564,000.00     4.875000  %          0.00
A-4     76111XCJ0    25,272,000.00  25,272,000.00     5.250000  %          0.00
A-5     76111XCK7    47,906,000.00  35,992,628.05     5.250000  %    605,639.85
A-6     76111XCL5    20,704,000.00           0.00     6.000000  %          0.00
A-7     76111XCM3    62,683,000.00  46,888,455.83     6.000000  %          0.00
A-8     76111XCN1    22,178,000.00  14,411,056.84     0.000000  %     96,288.21
A-9     76111XCP6    34,676,000.00  34,676,000.00     5.250000  %          0.00
A-10    76111XCQ4       186,000.00     182,303.90     5.250000  %        214.15
A-11    76111XCR2             0.00           0.00     0.000000  %          0.00
A-12    76111XCS0     1,000,000.00   1,000,000.00     5.250000  %          0.00
A-P     76111XCT8     2,100,265.65   1,919,979.95     0.000000  %      5,268.42
A-V     76111XCU5             0.00           0.00     0.211669  %          0.00
R-I     76111XCV3           100.00           0.00     5.250000  %          0.00
R-II    76111XCW1           100.00           0.00     5.250000  %          0.00
M-1     76111XCX9     5,565,300.00   5,454,709.14     5.250000  %      6,407.65
M-2     76111XCY7     1,648,800.00   1,616,035.87     5.250000  %      1,898.36
M-3     76111XCZ4     1,236,600.00   1,212,026.90     5.250000  %      1,423.77
B-1     76111XDA8       412,200.00     404,008.97     5.250000  %        474.59
B-2     76111XDB6       618,200.00     605,915.44     5.250000  %        711.77
B-3     76111XDC4       618,384.42     606,096.19     5.250000  %        711.98

-------------------------------------------------------------------------------
                  412,191,950.07   343,033,319.12                  2,883,395.98
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       320,295.26  1,516,997.81            0.00       0.00     94,891,875.46
A-2       182,152.30  1,149,806.98            0.00       0.00     71,171,869.35
A-3        18,541.25     18,541.25            0.00       0.00      4,564,000.00
A-4       110,565.00    110,565.00            0.00       0.00     25,272,000.00
A-5       157,467.75    763,107.60            0.00       0.00     35,386,988.20
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00      234,442.28       0.00     47,122,898.11
A-8             0.00     96,288.21            0.00       0.00     14,314,768.63
A-9       151,707.50    151,707.50            0.00       0.00     34,676,000.00
A-10          797.58      1,011.73            0.00       0.00        182,089.75
A-11      268,719.73    268,719.73            0.00       0.00              0.00
A-12        4,375.00      4,375.00            0.00       0.00      1,000,000.00
A-P             0.00      5,268.42            0.00       0.00      1,914,711.53
A-V        60,507.85     60,507.85            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        23,864.35     30,272.00            0.00       0.00      5,448,301.49
M-2         7,070.16      8,968.52            0.00       0.00      1,614,137.51
M-3         5,302.62      6,726.39            0.00       0.00      1,210,603.13
B-1         1,767.54      2,242.13            0.00       0.00        403,534.38
B-2         2,650.88      3,362.65            0.00       0.00        605,203.67
B-3         2,651.67      3,363.65            0.00       0.00        605,384.21

-------------------------------------------------------------------------------
        1,318,436.44  4,201,832.42      234,442.28       0.00    340,384,365.42
===============================================================================





































Run:        04/26/05     11:15:33
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S19(POOL #  4751)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4751
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     957.477161   11.924574     3.191591    15.116165   0.000000  945.552587
A-2     896.510669   12.025485     2.263689    14.289174   0.000000  884.485185
A-3    1000.000000    0.000000     4.062500     4.062500   0.000000 1000.000000
A-4    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-5     751.317748   12.642255     3.287015    15.929270   0.000000  738.675494
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7     748.025076    0.000000     0.000000     0.000000   3.740125  751.765201
A-8     649.790641    4.341609     0.000000     4.341609   0.000000  645.449032
A-9    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-10    980.128486    1.151344     4.288065     5.439409   0.000000  978.977142
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12   1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-P     914.160525    2.508454     0.000000     2.508454   0.000000  911.652071
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     980.128499    1.151358     4.288062     5.439420   0.000000  978.977142
M-2     980.128500    1.151359     4.288064     5.439423   0.000000  978.977142
M-3     980.128500    1.151359     4.288064     5.439423   0.000000  978.977142
B-1     980.128500    1.151359     4.288064     5.439423   0.000000  978.977142
B-2     980.128501    1.151359     4.288062     5.439421   0.000000  978.977142
B-3     980.128496    1.151355     4.288061     5.439416   0.000000  978.977141

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:33                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S19 (POOL #  4751)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4751
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       71,489.67
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    18,384.50

SUBSERVICER ADVANCES THIS MONTH                                       10,693.07
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     4   1,850,820.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     340,384,365.42

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          814

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    2,245,818.80

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.09809300 %     2.42815800 %    0.47109730 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.07886200 %     2.43050004 %    0.47688830 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            3,573,625.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,573,625.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.74583011
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              339.00

POOL TRADING FACTOR:                                                82.57909097

Run:        04/07/05     11:35:29                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S19(POOL #  4751)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4751
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XCF8   100,356,000.00  94,891,875.46     4.000000  %  1,247,433.40
A-2     76111XCG6    80,467,000.00  71,171,869.35     0.000000  %  1,055,248.65
A-3     76111XCH4     4,564,000.00   4,564,000.00     4.875000  %          0.00
A-4     76111XCJ0    25,272,000.00  25,272,000.00     5.250000  %          0.00
A-5     76111XCK7    47,906,000.00  35,386,988.20     5.250000  %    724,460.19
A-6     76111XCL5    20,704,000.00           0.00     6.000000  %          0.00
A-7     76111XCM3    62,683,000.00  47,122,898.11     6.000000  %  1,247,659.66
A-8     76111XCN1    22,178,000.00  14,314,768.63     0.000000  %    299,819.35
A-9     76111XCP6    34,676,000.00  34,676,000.00     5.250000  %          0.00
A-10    76111XCQ4       186,000.00     182,089.75     5.250000  %        214.53
A-11    76111XCR2             0.00           0.00     0.000000  %          0.00
A-12    76111XCS0     1,000,000.00   1,000,000.00     5.250000  %          0.00
A-P     76111XCT8     2,100,265.65   1,914,711.53     0.000000  %     17,671.44
A-V     76111XCU5             0.00           0.00     0.210003  %          0.00
R-I     76111XCV3           100.00           0.00     5.250000  %          0.00
R-II    76111XCW1           100.00           0.00     5.250000  %          0.00
M-1     76111XCX9     5,565,300.00   5,448,301.49     5.250000  %      6,418.80
M-2     76111XCY7     1,648,800.00   1,614,137.51     5.250000  %      1,901.66
M-3     76111XCZ4     1,236,600.00   1,210,603.13     5.250000  %      1,426.24
B-1     76111XDA8       412,200.00     403,534.38     5.250000  %        475.42
B-2     76111XDB6       618,200.00     605,203.67     5.250000  %        713.01
B-3     76111XDC4       618,384.42     605,384.21     5.250000  %        713.22

-------------------------------------------------------------------------------
                  412,191,950.07   340,384,365.42                  4,604,155.57
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       316,306.25  1,563,739.65            0.00       0.00     93,644,442.06
A-2       186,826.16  1,242,074.81            0.00       0.00     70,116,620.70
A-3        18,541.25     18,541.25            0.00       0.00      4,564,000.00
A-4       110,565.00    110,565.00            0.00       0.00     25,272,000.00
A-5       154,818.07    879,278.26            0.00       0.00     34,662,528.01
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00  1,247,659.66      235,614.49       0.00     46,110,852.94
A-8             0.00    299,819.35            0.00       0.00     14,014,949.28
A-9       151,707.50    151,707.50            0.00       0.00     34,676,000.00
A-10          796.64      1,011.17            0.00       0.00        181,875.22
A-11      257,998.03    257,998.03            0.00       0.00              0.00
A-12        4,375.00      4,375.00            0.00       0.00      1,000,000.00
A-P             0.00     17,671.44            0.00       0.00      1,897,040.09
A-V        59,567.99     59,567.99            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        23,836.32     30,255.12            0.00       0.00      5,441,882.69
M-2         7,061.85      8,963.51            0.00       0.00      1,612,235.85
M-3         5,296.39      6,722.63            0.00       0.00      1,209,176.89
B-1         1,765.46      2,240.88            0.00       0.00        403,058.96
B-2         2,647.77      3,360.78            0.00       0.00        604,490.66
B-3         2,648.56      3,361.78            0.00       0.00        604,670.99

-------------------------------------------------------------------------------
        1,304,758.24  5,908,913.81      235,614.49       0.00    336,015,824.34
===============================================================================





































Run:        04/07/05     11:35:29
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S19(POOL #  4751)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4751
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     945.552587   12.430083     3.151842    15.581925   0.000000  933.122504
A-2     884.485185   13.114055     2.321774    15.435829   0.000000  871.371130
A-3    1000.000000    0.000000     4.062500     4.062500   0.000000 1000.000000
A-4    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-5     738.675494   15.122536     3.231705    18.354241   0.000000  723.552958
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7     751.765201   19.904275     0.000000    19.904275   3.758826  735.619752
A-8     645.449032   13.518773     0.000000    13.518773   0.000000  631.930259
A-9    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-10    978.977168    1.153387     4.283011     5.436398   0.000000  977.823781
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12   1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-P     911.652073    8.413907     0.000000     8.413907   0.000000  903.238166
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     978.977142    1.153361     4.283025     5.436386   0.000000  977.823781
M-2     978.977141    1.153360     4.283024     5.436384   0.000000  977.823781
M-3     978.977145    1.153364     4.283026     5.436390   0.000000  977.823781
B-1     978.977153    1.153372     4.283018     5.436390   0.000000  977.823781
B-2     978.977146    1.153365     4.283031     5.436396   0.000000  977.823781
B-3     978.977141    1.153360     4.283032     5.436392   0.000000  977.823781

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:35:29                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S19 (POOL #  4751)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4751
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       70,877.36
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    15,984.16

SUBSERVICER ADVANCES THIS MONTH                                        9,612.82
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     4   1,657,728.41

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     336,015,824.35

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          805

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,967,355.31

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.07886200 %     2.44424900 %    0.47420580 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.04431000 %     2.45919830 %    0.48252920 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            3,573,625.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,573,625.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.74566279
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              337.60

POOL TRADING FACTOR:                                                81.51925924

Run:        04/25/05     12:25:19                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S19(POOL #  4751)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4751
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111XCF8   100,356,000.00  93,644,442.06     4.000000  %  1,297,502.81
A-2     76111XCG6    80,467,000.00  70,116,620.70     0.000000  %  1,076,920.84
A-3     76111XCH4     4,564,000.00   4,564,000.00     4.875000  %          0.00
A-4     76111XCJ0    25,272,000.00  25,272,000.00     5.250000  %          0.00
A-5     76111XCK7    47,906,000.00  34,662,528.01     5.250000  %    712,171.90
A-6     76111XCL5    20,704,000.00           0.00     6.000000  %          0.00
A-7     76111XCM3    62,683,000.00  46,110,852.94     6.000000  %  1,605,801.80
A-8     76111XCN1    22,178,000.00  14,014,949.28     0.000000  %    349,072.20
A-9     76111XCP6    34,676,000.00  34,676,000.00     5.250000  %          0.00
A-10    76111XCQ4       186,000.00     181,875.22     5.250000  %        215.70
A-11    76111XCR2             0.00           0.00     0.000000  %          0.00
A-12    76111XCS0     1,000,000.00   1,000,000.00     5.250000  %          0.00
A-P     76111XCT8     2,100,265.65   1,897,040.09     0.000000  %     15,464.15
A-V     76111XCU5             0.00           0.00     0.209988  %          0.00
R-I     76111XCV3           100.00           0.00     5.250000  %          0.00
R-II    76111XCW1           100.00           0.00     5.250000  %          0.00
M-1     76111XCX9     5,565,300.00   5,441,882.69     5.250000  %      6,454.04
M-2     76111XCY7     1,648,800.00   1,612,235.85     5.250000  %      1,912.10
M-3     76111XCZ4     1,236,600.00   1,209,176.89     5.250000  %      1,434.08
B-1     76111XDA8       412,200.00     403,058.96     5.250000  %        478.02
B-2     76111XDB6       618,200.00     604,490.66     5.250000  %        716.92
B-3     76111XDC4       618,384.42     604,670.99     5.250000  %        717.13

-------------------------------------------------------------------------------
                  412,191,950.07   336,015,824.34                  5,068,861.69
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       312,148.14  1,609,650.95            0.00       0.00     92,346,939.25
A-2       195,742.23  1,272,663.07            0.00       0.00     69,039,699.86
A-3        18,541.25     18,541.25            0.00       0.00      4,564,000.00
A-4       110,565.00    110,565.00            0.00       0.00     25,272,000.00
A-5       151,648.56    863,820.46            0.00       0.00     33,950,356.11
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00  1,605,801.80      230,554.26       0.00     44,735,605.40
A-8             0.00    349,072.20            0.00       0.00     13,665,877.08
A-9       151,707.50    151,707.50            0.00       0.00     34,676,000.00
A-10          795.70      1,011.40            0.00       0.00        181,659.52
A-11      242,486.65    242,486.65            0.00       0.00              0.00
A-12        4,375.00      4,375.00            0.00       0.00      1,000,000.00
A-P             0.00     15,464.15            0.00       0.00      1,881,575.94
A-V        58,799.31     58,799.31            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        23,808.24     30,262.28            0.00       0.00      5,435,428.65
M-2         7,053.53      8,965.63            0.00       0.00      1,610,323.75
M-3         5,290.15      6,724.23            0.00       0.00      1,207,742.81
B-1         1,763.38      2,241.40            0.00       0.00        402,580.94
B-2         2,644.65      3,361.57            0.00       0.00        603,773.74
B-3         2,645.44      3,362.57            0.00       0.00        603,953.86

-------------------------------------------------------------------------------
        1,290,014.73  6,358,876.42      230,554.26       0.00    331,177,516.91
===============================================================================





































Run:        04/25/05     12:25:19
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S19(POOL #  4751)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4751
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     933.122504   12.929001     3.110408    16.039409   0.000000  920.193504
A-2     871.371130   13.383385     2.432578    15.815963   0.000000  857.987745
A-3    1000.000000    0.000000     4.062500     4.062500   0.000000 1000.000000
A-4    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-5     723.552958   14.866027     3.165544    18.031571   0.000000  708.686931
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7     735.619752   25.617820     0.000000    25.617820   3.678099  713.680031
A-8     631.930259   15.739571     0.000000    15.739571   0.000000  616.190688
A-9    1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-10    977.823766    1.159677     4.277957     5.437634   0.000000  976.664089
A-11      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-12   1000.000000    0.000000     4.375000     4.375000   0.000000 1000.000000
A-P     903.238166    7.362950     0.000000     7.362950   0.000000  895.875217
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     977.823782    1.159693     4.277980     5.437673   0.000000  976.664089
M-2     977.823780    1.159692     4.277978     5.437670   0.000000  976.664089
M-3     977.823785    1.159696     4.277980     5.437676   0.000000  976.664089
B-1     977.823793    1.159704     4.277972     5.437676   0.000000  976.664089
B-2     977.823778    1.159689     4.277984     5.437673   0.000000  976.664089
B-3     977.823788    1.159699     4.277986     5.437685   0.000000  976.664088

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:19                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S19 (POOL #  4751)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4751
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       69,961.10
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    15,923.41

SUBSERVICER ADVANCES THIS MONTH                                        7,307.72
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     3   1,254,122.70

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     331,177,516.90

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          793

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,439,620.46

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         97.04431000 %     2.47316100 %    0.47980500 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            97.00457800 %     2.49216652 %    0.48901560 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            3,573,625.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,573,625.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.74349644
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              336.40

POOL TRADING FACTOR:                                                80.34545964